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Exhibit 99.1

Molson and Coors Announce Agreement to Increase Special
Dividend to Molson Shareholders;
Shareholder Meetings to be Delayed

Pentland agrees to waive participation in increased special dividend

        MONTREAL and GOLDEN, Colo., January 13, 2005—Molson Inc. (TSX: MOL.A) and Adolph Coors Company (NYSE: RKY) today announced that, in connection with the previously announced merger of the two companies, they have agreed to increase the special dividend to Molson shareholders as part of the transaction. Pentland Securities (1981) Inc., a company owned by Eric H. Molson and Stephen T. Molson and controlled by Eric H. Molson, has once again agreed to waive any participation in the special dividend.

        Molson Class A non-voting and Class B common shareholders, excluding Pentland, will receive C$5.44 per share, an increase of C$2.18 per share over the previously announced special dividend of C$3.26 per share, or a total of approximately C$640 million (US$532 million), payable as part of the plan of arrangement to Molson shareholders of record as of the last trading day immediately prior to the date of closing of the merger transaction. Had Pentland not agreed to waive participation in the special dividend, the special dividend would have been C$5.00 per share. This payment has been approved by both companies' Boards of Directors. The other terms of the proposed merger transaction will remain as previously announced.

        "Pentland remains totally committed to the merger and our decision to once again agree to waive participation in the special dividend is a testament of that. As shareholders with a controlling interest and a long-term view, we believe the merger with Coors provides the best business opportunity for Molson to be a proactive player in the global beer market," said Eric H. Molson, Chairman of the Board of Molson.

        Molson announced today that its special meeting of shareholders scheduled for January 19, 2005 will be adjourned, and reconvened on January 28, 2005 at the Fairmont Queen Elizabeth Hotel, 900 René-Lévesque Boulevard West, Montréal, Québec, at 9:00 a.m., Eastern Time. The record date of November 22, 2004 to determine those Molson shareholders entitled to vote at the special meeting remains unchanged.

        Coors announced today that its special meeting of stockholders scheduled for January 19, 2005 will be convened as planned at 9:00 a.m., Mountain Time, and then immediately adjourned. The meeting is expected to be reconvened on February 1, 2005 at Coors Brewing Company in the Sixth Floor Auditorium in the Brewery Complex, 12th and Ford Streets, Golden, Colorado, at 9:00 a.m., Mountain Time. The record date of November 22, 2004 to determine those Coors stockholders entitled to vote at the special meeting remains unchanged.

        The Molson optionholders meeting will be held in Molson's offices in Montréal on January 27, 2005.

        Molson shareholders have until 5:00 p.m. (Montréal Time) on January 26, 2005 to vote. Shareholders who have already voted their shares and do not wish to change their vote do not need to take any action, and votes already cast and not changed or withdrawn will be cast at the special meetings. If a shareholder's shares are held by a broker, the shareholder must follow the directions received from the broker in order to change his or her vote.

        Any registered Coors stockholder wishing to change his or her vote on any of the proposals should, before the Coors special meeting, deliver a signed notice of revocation of proxy to the

Secretary of Coors, or complete and submit a later-dated proxy card, or, in the alternative, attend the Coors special meeting and vote in person.

        Any registered Molson shareholder wishing to change his or her vote on any of the proposals should, before the Molson special meeting, execute a valid form of revocation of proxy and deliver it to the Secretary of Molson or the offices of CIBC Mellon Trust Company, or complete and submit a later-dated proxy form no later than 5:00 p.m. (Montréal Time) on the last business day before the Molson special meeting, or, in the alternative, attend the Molson special meeting and vote in person. Registered Molson shareholders may also revoke a proxy via the Internet website or the toll-free number indicated on their proxy forms.

        The Québec Superior Court has postponed the date for the hearing of Molson's application for the final order to February 2, 2005 at 9:30 a.m., Eastern Time, and has extended the period for filing appearances, written representations and written contestations to January 27, 2005.

About Molson Inc.

        Molson is Canada's largest brewer and one of the world's leading brewers of quality beer with operations in Canada, Brazil and the United States. A global brewer with CAN$3.5 billion in gross annual sales, Molson traces its roots back to 1786, making it North America's oldest beer company. Committed to brewing excellence, Molson produces an award-winning portfolio of Molson Dry, Rickard's, A Marca Bavaria, Kaiser and Bavaria. For more information on Molson Inc., please visit the company's website at www.molson.com.

About Adolph Coors Company

        Founded in 1873, Adolph Coors Company is the world's eighth-largest brewer, with $5.4 billion in annual gross sales. Its principal subsidiary is Coors Brewing Company, the third-largest brewer in the U.S., with a beverage portfolio that includes Coors Light, Coors, Aspen Edge, Killian's, Zima XXX and the Keystone family of brands. The company's operating unit in the United Kingdom, Coors Brewers Limited, is the U.K.'s second-largest brewer, with brands that include Carling—the best-selling beer in the U.K.—Grolsch, Worthington's, Reef and the recently launched Coors Fine Light Beer. For more information on Adolph Coors Company, please visit the company's website at www.coors.com.

Contacts

For Molson Inc.:	For Coors:
Investors	Investors
Danielle Dagenais	Dave Dunnewald
514-599-5392	303-279-6565
Kevin Caulfield 303-277-6894
Media Sylvia Morin 514-590-6345	Media Laura Sankey 303-277-5035

        This press release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Forward-looking statements are commonly identified by such terms and phrases as "would," "may," "will," "expects" or "expected to" and other terms with similar meaning indicating possible future events or actions or potential impact on the businesses or shareholders of Adolph Coors Company and Molson Inc. (together the "Companies"). There is no assurance the transaction contemplated in this release will be completed at all, or completed upon the same terms and conditions described. All forward-looking statements in this press release are expressly qualified by information contained in each company's filings with regulatory authorities. The Companies do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Certain factors that could cause Coors' and Molson's results to differ materially from those described in the forward-looking statements can be found in the definitive proxy statement and the periodic reports filed by Coors with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site (http://www.sec.gov). Neither Coors nor Molson undertakes, and each specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

Coors has filed a definitive joint proxy statement/management information circular regarding the proposed transaction with the Securities and Exchange Commission. Stockholders are urged to read the definitive joint proxy statement/management information circular, including any supplement thereto when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the definitive joint proxy statement/management information circular and any supplement thereto, as well as other filings containing information about Coors, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov). Copies of the definitive joint proxy statement/management information circular and any supplement thereto and the filings with the Securities and Exchange Commission that will be incorporated by reference in the definitive joint proxy statement/management information circular can also be obtained, without charge, by directing a request to Adolph Coors Company, 311 10th Street, Golden, Colorado 80401, Attention: Investor Relations, (303) 279-6565. The respective directors and executive officers of Coors and Molson and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Coors's and Molson's directors and executive officers, and a description of their direct and indirect interests, by security holdings or otherwise, is available in the definitive joint proxy statement/management information circular filed with the Securities and Exchange Commission.

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  Exhibit 99.1
Molson and Coors Announce Agreement to Increase Special Dividend to Molson Shareholders; Shareholder Meetings to be Delayed Pentland agrees to waive participation in increased special dividend